Exhibit 10.3

Amendment No. 2 to Cooperation Agreement

This AMENDMENT NO. 2 TO COOPERATION AGREEMENT (this “Amendment”) is made and entered into as of November 1, 2024, by and among Medallion Financial Corp., a Delaware corporation (the “Company”), on the one hand, and KORR Value L.P., a Delaware limited partnership (“KORR Value”), KORR Acquisitions Group, Inc., a New York corporation, Kenneth Orr, David Orr and Jonathan Orr (collectively, the “KORR Parties”), on the other hand. The Company and the KORR Parties are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Original Agreement, as amended by the First Amendment (each as defined below) (the Original Agreement, as amended by the First Amendment, the “Previous Agreement”);.

WHEREAS, the Company and the KORR Parties are party to that certain Cooperation Agreement, dated as of May 1, 2022 ("Original Agreement"), as amended by that certain Amendment to Cooperation Agreement, dated as of August 10, 2022 (the “First Amendment”); and

WHEREAS, the parties hereto desire to enter into certain amendments to the Previous Agreement (the Previous Agreement, as further amended by this Amendment, the “Agreement”), as further provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.
Section 1(c) of the Agreement is hereby deleted in its entirety.
2.
Section 9(a) of the Agreement is hereby amended and restated in its entirety as follows:
(a)
This Agreement shall terminate (such effective date of termination, the “Termination Date”):
(i)
30 days before the nomination deadline for the Company’s 2028 Annual Meeting of Stockholders if the Company has publicly announced on or before the 30th day before the nomination deadline for the Company’s 2027 Annual Meeting of Stockholders that it intends to declare, or has declared, a quarterly dividend of at least $0.13 per share of common stock; and
(ii)
30 days before the nomination deadline for the Company’s 2027 Annual Meeting of Stockholders if the Company has publicly announced on or before the 30th day before the nomination deadline for the Company’s 2026 Annual Meeting of Stockholders that it intends to declare, or has declared, a quarterly dividend of at least $0.12 per share of common stock; and

(iii)
30 days before the nomination deadline for the Company’s 2026 Annual Meeting of Stockholders if the requirement of the foregoing clause (ii) is not fulfilled.

For clarification, assuming the Company mails its proxy statement relating to the Annual Meeting of Stockholders on April 30, such nomination deadline would be December 31 of the previous year and such date 30 days before the nomination deadline would be December 1 of the previous year.

3.
Miscellaneous.
(b)
Except as expressly modified herein, all terms of the Previous Agreement shall remain in full force and effect. For the avoidance of doubt, the provisions of Sections 11, 12, 13 and 15 of the Original Agreement shall apply to this Amendment, mutatis mutandis.
(c)
This Amendment, and any disputes arising out of or related to this Amendment (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles.
(d)
This Amendment is solely for the benefit of the parties and is not enforceable by any other persons.
(e)
This Amendment shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.
(f)
Neither the failure nor any delay by a party in exercising any right, power or privilege under this Amendment shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(g)
Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.
(h)
This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 2 to Cooperation Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

MEDALLION FINANCIAL CORP.

By: /s/ Alvin Murstein

Name: Alvin Murstein

Title: Chairman and Chief Executive Officer

Signature Page to Amendment No. 2 to Cooperation Agreement

THE KORR PARTIES:

KORR VALUE L.P. By: KORR Acquisitions Group, Inc., its General Partner By: /s/ Kenneth Orr Name: Kenneth Orr Title: Chief Executive Officer

KORR ACQUISITIONS GROUP, INC. By: /s/ Kenneth Orr Name: Kenneth Orr Title: Chief Executive Officer

KENNETH ORR /s/ Kenneth Orr

DAVID ORR /s/ David Orr

JONATHAN ORR /s/ Jonathan Orr

Signature Page to Amendment No. 2 to Cooperation Agreement